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                                                                                                                        Exhibit 12

                                                       TRANS WORLD AIRLINES, INC.
                        COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                                  (Amounts in Thousands Except Ratio)

                                                                                                                         Predecessor
                                                                           Reorganized Company                             Company
                                                   -------------------------------------------------------------------- ------------
                                                                                                            Four Months Eight Months
                                                    Year Ended    Year Ended    Year Ended    Year Ended      Ended         Ended
                                                   December 31,  December 31,  December 31,  December 31,  December 31,  August 31,
                                                       1999          1998          1997          1996          1995         1995
                                                   ------------  ------------  ------------  ------------  ------------ ------------
Loss from operations before
   income taxes                                    $  (351,812)  $  (107,169)  $   (89,335)  $  (274,577)  $  (32,268)  $  (338,309)

Add:
   Interest on indebtedness                             97,139       116,918       114,066       126,822       45,917       123,247

   Portion of rents representative
     of the interest factor                            183,398       152,779       123,609       100,997       32,131        60,849
                                                   ------------  ------------  ------------  ------------  ------------ ------------

   Income as adjusted                              $   (71,275)  $   162,528   $   148,340   $   (46,758)  $   45,780   $  (154,213)
                                                   ------------  ------------  ------------  ------------  ------------ ------------


Fixed Charges:
   Interest on indebtedness                        $    97,139   $   116,918   $   114,066   $   126,822   $   45,917   $   123,247

   Capitalized interest                                 10,724         7,085         4,784         5,463           --            --

   Portion of rents representative
     of the interest factor                            183,398       152,779       123,609       100,997       32,131        60,849
                                                   ------------  ------------  ------------  ------------  ------------ ------------

   Fixed charges                                   $   291,261   $   276,782   $   242,459   $   233,282   $   78,048   $   184,096
                                                   ------------  ------------  ------------  ------------  ------------ ------------

Preferred Stock Dividends:
   Preferred stock dividend requirements           $    23,454   $    23,454   $    16,119   $    36,649   $    4,754   $    11,554

   Tax adjustment                                       14,994        14,995        10,306        23,431        3,039         7,387
                                                   ------------  ------------  ------------  ------------  ------------ ------------

   Preferred stock dividends                       $    38,448   $    38,449   $    26,425   $    60,080   $    7,793   $    18,941
                                                   ------------  ------------  ------------  ------------  ------------ ------------

Combined fixed charges and
   preferred stock dividends                       $   329,709   $   315,231   $   268,884   $   293,362   $   85,841   $   203,037
                                                   ------------  ------------  ------------  ------------  ------------ ------------

Ratio of earnings to combined fixed charges
   and preferred stock dividends                         (0.22)         0.52          0.55         (0.16)        0.53         (0.76)
                                                   ------------  ------------  ------------  ------------  ------------ ------------

Deficiency                                         $   400,984   $   152,703   $   120,544   $   340,120   $   40,061   $   357,250
                                                   ------------  ------------  ------------  ------------  ------------ ------------
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